Exhibit 10.32

                          Urban Cool Network-NATIONet
                          MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") is effective as of November 29, 1999, by and between Urban Cool Network, located at 1401 Elm Street, Suite 1965 Dallas, TX 75202 and NATIONet Online of 1155 Connecticut Avenue, NW, Washington, District of Columbia 20036. In this MOU, the party contracting to receive services will be referred to as Urban Cool Network or "UCN" and the party providing the services will be referred to as "NATIONet or ISP."

Now therefore, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

UCN hereby retains NATIONet as a co-branded Internet Service Provider (ISP) to UCN. NATIONet will provide such services as described herein under section 1. UCN will market and offer these services to its members and potential members of its web services. Those who register for these ISP services are hereinafter referred to as the "Subscribers."

1. DESCRIPTION OF SERVICES. Beginning on November 29, 1999, NATIONet will provide services with the following features:

      1. Global Tier-one Internet connectivity. 2. Dial-up access from all 50 states, the District of Columbia and Canada (56k dial-up access). 3. Free CD-ROM start-up software or direct on line 4. Toll-free 24-hr. Customer service & technical support. 5. Free Email accounts & address.
      6. Microsoft Internet Explorer. 7. Free Web based personal appointment calendar. 8. Direct links to popular African-American websites. 9. Free search engine directory. 10. NATIONet will collaborate with UCN the design of a NATIONet/UCN co-branded CD jacket.

2. RESPONSIBILITIES OF Urban Cool Network. 1. UCN shall provide hypertext link from its web page to NATIONet's registration server. 2. Provide direct hypertext link to UCN network of websites. 3. UCN shall provide links to its network of kiosks, in addition to a reciprocal presence on UCN's home page.

3. PAYMENT FOR SERVICES. In exchange for the above Services, NATIONet will enable UCN to receive payment per Qualified Subscriber as follows:

NATIONet shall pay to UCN 5.1% of the monthly per Subscriber Fee (currently equal to $1.00) for each Qualified Subscriber registered as a NATIONet Subscriber and who remains a NATIONet subscriber for 90 days. The Payment will be payable within fifteen (15) business days after the end of each Quarter. NATIONet shall be responsible for calculating the number of Subscribers and the Quarterly Payments.

4. TERM. This Contract will terminate twelve months from that date first written above.

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5. CONFIDENTIALITY. Each of UCN and NATIONet, and their employees, agents, or representatives will not at any time or in any manner, either directly or indirectly, use for the personal benefit of UCN or NATIONet, divulge, disclose, or communicate in any manner, any information that is proprietary to UCN or to NATIONet. Each of UCN and NATIONet, their employees, agents, and representatives will protect such information and treat it as strictly confidential. This provision will continue to be effective eighteen months after the termination of this Contract.

6. WARRANTY. Each of UCN and NATIONet shall provide its services and meet its obligations under this Contract in a timely and workmanlike manner, using knowledge and recommendations for performing the services which meet generally acceptable standards in their community and region, and will provide a standard of care equal to, or superior to, care used by Internet service providers similar to NATIONet or WEB services providers similar to UCN or similar projects.

7. Use of Trademarks and Logos. Each party's use of the other's Logo shall be limited to the style and format of such Logos as provided by that party. In exercising its rights under any license granted pursuant to this Agreement a party shall not combine any other trademark or service mark with the other party's Logo without the prior written consent of the other party. NATIONet shall have the right to require the removal of any advertising or promotional materials if it determines, in its absolute discretion, that such advertising or promotional material is not consistent with its editorial policy or commonly accepted standards of decency or tolerance or with any applicable laws relating thereto. Furthermore, UCN shall have the right to require the removal of any advertising or promotional material if it determines, in its absolute discretion, that such advertising or promotional material is not consistent with its editorial policy or commonly accepted standards of decency or tolerance or with any applicable laws relating thereto.

8. UCN and NATIONet Content. Each UCN or NATIONet will own all rights in and to their respective content and all Intellectual Property Rights therein and thereto. UCN and NATIONet acknowledges that the Content and the goodwill associated therewith are valuable properties belonging to UCN or NATIONet and that all rights thereto are and shall remain the sole and exclusive property of UCN or NATIONet.

9. REMEDIES. In addition to any and all other rights a party may have available according to law, if a party defaults by failing to substantially perform any provision, term or condition of this Contract, the other party may terminate the Contract by providing written notice to the defaulting party. This notice shall describe with sufficient detail the nature of the default. The party receiving such notice shall have 30 days from the effective date of such notice to cure the default(s). Unless waived by a party providing notice, the failure to cure the default(s) within such time period shall result in the automatic termination of this Contract.

10. ENTIRE AGREEMENT. This Contract contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Contract. This Contract supersedes any prior written or oral agreements between the parties.


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     DEFINITIONS:  For the purposes of this Agreement, the following terms shall have the indicated meaning:

     "Hypertext Link" means a section of a Page that when selected provides access to another Page (which may be part of the same document or size or part of a different document or site).

     "Intellectual Property Rights" means any and all now known or hereafter existing rights associated with works of authorship or inventions throughout the universe, including but not limited to copyrights, patents, trademarks, service marks, know how, "look and feel" and all other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) relating to intangible property.

     "ISP Content" means any ISP logo, trademark, service mark, and all text, data images, design structure, any audio and audiovisual material, photographs, trademarks, and other materials developed by ISP that are (i) provided to NATIONet hereunder for the purpose of promoting the Branded Site, and/or (ii) incorporated into the Branded Site.

     "ISP Site" means the collection of Pages established by NATIONet on the internet and located at www.nationet.com and all portions thereof, including without limitation, all HTML, Java and other computer languages used in the creation of those Pages and/or other formatted text files, all related graphics files, animation files, date files, modules, routines and objects, and the computer software and all other script or program files required to exploit such materials and collectively control the display of and user interaction with that site.

     "NATIONet Content" means any NATIONet, trademark, service mark, and all text, data images, design structure, any audio and audiovisual material, photographs, trademarks, and other materials that NATIONet provides to ISP for the purpose of promoting NATIONet or the Co-Branded Site.

     "Subscriber" means a person who has registered under the program(s) contemplated under this agreement and who has paid a registration fee.

     "Qualified Subscriber" means any Subscriber who upon registration so indicates his UCN affiliation or has registered through the link provided to UCN for purposes of registering members to the services listed herein under section 1, and has made three monthly payments of a monthly subscriber fee.

     "Quarter" means each period of three months commencing on 1 January, 1 April, 1 July and 1 October in each year.

     "UCN Content" means any Urban Cool Network trademark, service mark, and all text, date images, design structure, any audio and audiovisual material, photographs, trademarks, and other materials that UCN provides to ISP for the purpose of promoting UCN or the Co-Branded Site.

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11. SEVERABILITY. If any provision of this Contract will be held to be invalid non-enforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

12. INSURANCE. The parties agree to maintain insurance appropriate and customary for the project anticipated by this agreement.

13. AMENDMENT. This Contract may be modified or amended in writing, if both parties mutually agree in writing and sign the amendment.

14. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Washington.

15. FORCE MAJEURE. Where a party is unable, wholly or in part, by reason of force majeure, to carry out any obligations under this Agreement that obligation is suspended so far as it is affected by force majeure during the continuance thereof. In this Agreement, "force majeure" means an act of God, strike, lockout or other interference with work, war declared or undeclared, blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, governmental or quasi-governmental restraint expropriation prohibition intervention direction or embargo, unavailability or delay in availability of equipment or transport, inability or delay in obtaining governmental or quasi-governmental approvals consents permits licenses authorities or allocations, and any other cause whether of the kind specified above or otherwise which is not reasonably within the control of the party affected.

16. NOTICE. Any notice or communication required or permitted under this Contract shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the address set forth in the opening paragraph or to such other address as one party may have furnished to the other in writing.

17. ASSIGNMENT. Neither party may assign or transfer this Contract without the prior written consent of the non-assigning party, which approval shall not be unreasonably withheld.

18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

Service Recipient:                                Service Provider:
Urban Cool Network                                NATIONet Online

By: /s/ Tony Winston                              By: /s/ Jacob R. Miles, III
   ---------------------------                       ---------------------------
     VP of Technology & Internet Services              CEO


                                                  By: /s/ John Henderson
                                                     ---------------------------
                                                      President & COO